As filed with the Securities and Exchange Commission on March 7, 2014

File No. 001-36218

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Time Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3486363
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1271 Avenue of the Americas New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 522-1212

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer,

a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,”

“accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Time Inc.

Information Required in Registration Statement

Cross-Reference Sheet Between the Information Statement and Items of Form 10

This Registration Statement on Form 10 incorporates by reference information contained in our Information Statement filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
1.	Business	See “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Spin-Off,” “Capitalization,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Where You Can Find More Information”

1A.	Risk Factors	See “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”

2.	Financial Information	See “Summary,” “Risk Factors,” “Capitalization,” “Selected Historical Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	See “Business—Properties”

4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

5.	Directors and Executive Officers	See “Management”

6.	Executive Compensation	See “Management” and “Executive Compensation”

7.	Certain Relationships and Related Transactions, and Director Independence	See “Risk Factors,” “Management” and “Certain Relationships and Related Party Transactions”

8.	Legal Proceedings	See “Business—Legal Proceedings”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “The Spin-Off,” “Dividend Policy,” “Security Ownership of Certain Beneficial Owners and Management” and “Description of Our Capital Stock”

10.	Recent Sales of Unregistered Securities	See “Description of Our Capital Stock”

11.	Description of Registrant’s Securities to be Registered	See “Description of Our Capital Stock”

12.	Indemnification of Directors and Officers	See “Description of Our Capital Stock” and “Certain Relationships and Related Party Transactions—Agreements with Time Warner—Separation and Distribution Agreement”

13.	Financial Statements and Supplementary Data	See “Summary,” “Selected Historical Financial Data” and “Index to Financial Statements” and the financial statements referenced therein

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

15.	Financial Statements and Exhibits	(a) Financial Statements See “Index to Financial Statements” and the financial statements referenced therein (b) Exhibits See below

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between Time Warner Inc. and Time Inc.**

3.1	Form of Amended and Restated Certificate of Incorporation of Time Inc.

3.2	Form of Amended and Restated By-laws of Time Inc.

10.1	Form of Transition Services Agreement between Time Warner Inc. and Time Inc.**

10.2	Form of Tax Matters Agreement between Time Warner Inc. and Time Inc.**

10.3	Form of Employee Matters Agreement between Time Warner Inc. and Time Inc.**

10.4	Employment Agreement, made and effective as of October 31, 2013, between Time Inc. and Joseph A. Ripp.†

10.5	Employment Agreement, made and effective as of October 31, 2013, between Time Inc. and Jeffrey J. Bairstow.†

10.6	Employment Agreement, dated November 5, 2013, effective as of October 31, 2013, between Time Inc. and Norman Pearlstine.†

10.7	Employment Agreement, dated August 29, 2012, effective as of September 17, 2012, between Time Inc. and Todd Larsen.†

10.8	Employment Agreement, dated July 26, 2010, effective as of January 1, 2011, and related Letter Agreements dated and effective July 26, 2010 and November 6, 2013, respectively, between Time Inc. and Evelyn Webster.†

10.9	Employment Agreement, made December 2, 2011, effective as of January 9, 2012, between Time Inc. and Laura Lang.†

10.10	Separation Agreement, dated and effective October 8, 2013, between Time Inc. and Laura Lang.†

10.11	Employment Agreement, dated and effective July 20, 2010, amended as of October 17, 2011 and further amended as of December 6, 2013, between Time Inc. and Howard M. Averill.†

10.12	Letter regarding Transaction Bonus, dated and effective March 15, 2013, from Time Inc. to Howard M. Averill.†

Exhibit Number	Exhibit Description

10.13	Employment Agreement, dated and effective July 21, 2010, between Time Inc. and Maurice F. Edelson.†

10.14	Letter regarding Transaction Bonus, dated and effective March 15, 2013, from Time Inc. to Maurice F. Edelson.†

10.15	Employment Agreement, dated December 18, 2012, effective January 1, 2013, between Time Inc. and Martha Nelson.†

10.16	Separation Agreement, dated and effective January 9, 2014, between Time Inc. and Martha Nelson.†

10.17	Time Inc. Supplemental Savings Plan, dated and effective January 1, 2011, restated January 1, 2014.

10.18	Time Inc. Deferred Compensation Plan, dated and effective November 18, 1998, restated January 1, 2014.

10.19	Time Inc. Deferred Compensation Plan, dated and effective November 18, 1998, restated January 1, 2014 and applicable to amounts deferred prior to January 1, 2005.

10.20	Pearlstine Deferred Compensation Arrangement pursuant to Annex B of Employment Agreement, made as of September 25, 2000, effective as of January 1, 2000, by and between Time Inc. and Norman Pearlstine.

10.21	Rabbi Trust Agreement relating to Pearlstine Deferred Compensation Arrangement, dated and effective April 1, 1998, between Time Inc. and Evercore Trust Company (as successor trustee to U.S. Trust Company of California, N.A.).

21.1	List of subsidiaries of Time Inc.*

99.1	Preliminary Information Statement of Time Inc., subject to completion, dated March 7, 2014.

*	To be filed by amendment.
**	Time Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.
†	Previously filed on January 31, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 2 to its Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

TIME INC.

By:	/s/ Jeffrey J. Bairstow
	Name: Title:	Jeffrey J. Bairstow Executive Vice President and Chief Financial Officer

Dated: March 7, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between Time Warner Inc. and Time Inc.**

3.1	Form of Amended and Restated Certificate of Incorporation of Time Inc.

3.2	Form of Amended and Restated By-laws of Time Inc.

10.1	Form of Transition Services Agreement between Time Warner Inc. and Time Inc.**

10.2	Form of Tax Matters Agreement between Time Warner Inc. and Time Inc.**

10.3	Form of Employee Matters Agreement between Time Warner Inc. and Time Inc.**

10.4	Employment Agreement, made and effective as of October 31, 2013, between Time Inc. and Joseph A. Ripp.†

10.5	Employment Agreement, made and effective as of October 31, 2013, between Time Inc. and Jeffrey J. Bairstow.†

10.6	Employment Agreement, dated November 5, 2013, effective as of October 31, 2013, between Time Inc. and Norman Pearlstine.†

10.7	Employment Agreement, dated August 29, 2012, effective as of September 17, 2012, between Time Inc. and Todd Larsen.†

10.8	Employment Agreement, dated July 26, 2010, effective as of January 1, 2011, and related Letter Agreements dated and effective July 26, 2010 and November 6, 2013, respectively, between Time Inc. and Evelyn Webster.†

10.9	Employment Agreement, made December 2, 2011, effective as of January 9, 2012, between Time Inc. and Laura Lang.†

10.10	Separation Agreement, dated and effective October 8, 2013, between Time Inc. and Laura Lang.†

10.11	Employment Agreement, dated and effective July 20, 2010, amended as of October 17, 2011 and further amended as of December 6, 2013, between Time Inc. and Howard M. Averill.†

10.12	Letter regarding Transaction Bonus, dated and effective March 15, 2013, from Time Inc. to Howard M. Averill.†

10.13	Employment Agreement, dated and effective July 21, 2010, between Time Inc. and Maurice F. Edelson.†

10.14	Letter regarding Transaction Bonus, dated and effective March 15, 2013, from Time Inc. to Maurice F. Edelson.†

10.15	Employment Agreement, dated December 18, 2012, effective January 1, 2013, between Time Inc. and Martha Nelson.†

10.16	Separation Agreement, dated and effective January 9, 2014, between Time Inc. and Martha Nelson.†

10.17	Time Inc. Supplemental Savings Plan, dated and effective January 1, 2011, restated January 1, 2014.

10.18	Time Inc. Deferred Compensation Plan, dated and effective November 18, 1998, restated January 1, 2014.

Exhibit Number	Exhibit Description

10.19	Time Inc. Deferred Compensation Plan, dated and effective November 18, 1998, restated January 1, 2014 and applicable to amounts deferred prior to January 1, 2005.

10.20	Pearlstine Deferred Compensation Arrangement pursuant to Annex B of Employment Agreement, made as of September 25, 2000, effective as of January 1, 2000, by and between Time Inc. and Norman Pearlstine.

10.21	Rabbi Trust Agreement relating to Pearlstine Deferred Compensation Arrangement, dated and effective April 1, 1998, between Time Inc. and Evercore Trust Company (as successor trustee to U.S. Trust Company of California, N.A.).

21.1	List of subsidiaries of Time Inc.*

99.1	Preliminary Information Statement of Time Inc., subject to completion, dated March 7, 2014.

*	To be filed by amendment.
**	Time Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.
†	Previously filed on January 31, 2014.